                                  Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                                    ---------

We consent to the incorporation by reference in the Prospectus Supplement to the
Registration Statement on Form S-3 of Long Beach Securities Corp., Long Beach
Mortgage Loan Trust 2004-4, Asset-backed certificates, Series 2004-4 of our report dated February 5, 2004 relating to the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries as of December 31, 2003
and 2002 and for each of the three years in the period ended December 31, 2003, which appears as an exhibit in Financial Security Assurance Holdings Ltd.'s
Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus
Supplement.

/s/ PricewaterhouseCoopers LLP

New York, New York
September 7, 2004